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                                                                    Exhibit 99.2


[LOGO]  OFFICE OF THRIFT SUPERVISION
        Department OF the Treasury                               Central Region
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200 West Madison Street, Suite 1300, Chicago, IL 60606
Telephone: (312) 917-5000 * Fax:(312) 917-5001




                                December 27, 2001



Mr. Kenneth Koehler
President and Chief Operating Officer
Metropolitan Financial Corporation
22901 Mill Creek Boulevard
Highland Hills, Ohio 44122

Dear Mr. Koehler:

Your letter OF December 27, 2001, requests extensions of deadlines in the July 26, 2001 Supervisory Agreement (Agreement) between Metropolitan Financial Corporation (MFC) and the Office of Thrift Supervision (OTS). The extensions are provided for under Section (9) of the Agreement.

The requested extensions for MFC coordinate with and are necessary for, the extensions previously granted to Metropolitan Bank and Trust by the OTS and the Ohio Department of Financial Institutions. Accordingly, the deadline for infusing capital into MFC under the Capital Plan (Section (1) A. of the Agreement) shall be extended to March 31, 2002. The request to extend the date to file a revised capital plan to December 28, 2001 is not necessary because a revised plan was received in our office on December 26, 2001. We recognize that the original date for the completion of the plan of September 28, 2001 was met, but circumstances rendered that plan obsolete.


If you have questions, please contact Assistant Director Alan Esterman at
(312) 917-5074



Sincerely,

/s/ Daniel T. McKee

Daniel T. McKee
Acting Regional Director